Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the prospectus that constitutes a part of this Registration Statement on Form S-3 of Ra Medical Systems, Inc. (the “Company”) of our report dated March 23, 2022, relating to our audit of the Company’s financial statements as of December 31, 2021, and for the year then ended, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern, and our report dated March 23, 2022, except for Note 19, as to which the date is November 3, 2022, relating to our audit of the Company’s financial statements as of December 31, 2021, and for the year then ended, included in the Company’s Preliminary Proxy Statement (Amendment No. 1) dated November 3, 2022, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts.”

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

January 27, 2023